EX-99.10

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 20 to the registration statement on Form N-4 (the "Registration Statement") of our report dated February 13, 1998, relating to the financial statements appearing in the December 31, 1997 Annual Report to Contractowners of The Guardian/Value Line Separate Account, which are also incorporated by reference into the Registration Statement. We also consent to the use in the Statement of Additional Information of our report dated February 10, 1998, relating to the statutory basis financial statements of The Guardian Insurance & Annuity Company, Inc., which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus. We also consent to the references to us under the heading "Condensed Financial Information" in the Prospectus and under the heading "Experts" in the Statement of Additional Information. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Condensed Financial Information."


/s/PRICE WATERHOUSE LLP
---------------------------

PRICE WATERHOUSE LLP
New York, New York
April 28, 1998